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                                                                    EXHIBIT 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of McFarland Energy, Inc. on Form S-8 of our report, dated March 8, 1996 on our audits of the consolidated financial statements of McFarland Energy, Inc. and subsidiary as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.



                              COOPERS & LYBRAND L.L.P.



Los Angeles, California
December 24, 1996